Exhibit 99.1

Contact:                                                   Investors — Will Lyons, (617) 532.8104, ir@enernoc.com

Media — Sarah McAuley, (617) 532.8195, news@enernoc.com

EnerNOC Reports First Quarter Financial Results and Raises 2010 Guidance

Record Quarterly Growth Strengthens 2010 Outlook

•                  Record quarterly network growth of approximately 800 megawatts, bringing Company total to over 4,350 megawatts; growth especially strong in core PJM market

•                  Quarterly revenues up 53% year-over-year

•                  Company increases 2010 revenue guidance to range of $270 million to $282 million and GAAP EPS to a range of $0.30 to $0.38

BOSTON, MA, May 5, 2010 — EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of clean and intelligent energy management applications and services, today announced financial results for the first quarter ended March 31, 2010.

“The first quarter of 2010 was highlighted by high growth and key strategic wins for EnerNOC,” said Tim Healy, EnerNOC’s Chairman and CEO. “We delivered the highest quarterly megawatt additions in our company’s history, entered into key agreements for our energy management applications, and drove financial results beyond our expectations.  These developments are indicative of the strong, increasing traction of EnerNOC’s capital-efficient demand response and energy management applications aimed at helping businesses and institutions manage and reduce energy costs.”

Financial Summary

The following financial results are reported on a U.S. GAAP-basis, unless otherwise noted:

Revenues — Revenues for the first quarter of 2010 were $28.1 million, compared to $18.4 million for the same period in 2009, an increase of $9.7 million, or 53%.

Cost of Revenues — Cost of revenues for the first quarter of 2010 was $18.5 million, compared to $10.5 million for the same period in 2009, an increase of $8.0 million, or 76%.

Gross Profit/Gross Margin — Gross profit for the first quarter of 2010 was $9.6 million, compared to $7.9 million for the same period in 2009, an increase of $1.7 million, or 21%. Gross margin was 34.0% for the first quarter of 2010, compared to 42.9% for the same period in 2009.

Operating Expenses — Operating expenses for the first quarter of 2010 were $24.9 million, compared to $19.9 million for the same period in 2009, an increase of $5.0 million, or 25%.

Net Loss —

GAAP Results

GAAP net loss for the first quarter of 2010 was $14.2 million, or $0.59 per basic and diluted share, compared to a net loss of $12.5 million, or $0.63 per basic and diluted share, for the same period in 2009.

Non-GAAP Results

Excluding stock-based compensation charges and amortization of expenses related to acquisition-related assets, non-GAAP net loss for the first quarter of 2010 was $9.8 million, or $0.41 per basic and diluted share, compared to a non-GAAP net loss of $9.5 million, or $0.48 per basic and diluted share, for the same period in 2009.

Please refer to the financial schedules attached to this press release for reconciliation of GAAP to non-GAAP net loss and net loss per share.

Cash and Cash Equivalents — As of March 31, 2010, the Company had cash and cash equivalents totaling $117.4 million, a decrease of $2.4 million from cash and cash equivalents as of December 31, 2009.  In addition, for the third consecutive quarter, the Company generated positive cash flows from operating activities.

Business Update

EnerNOC’s first quarter 2010 business highlights included:

•                  Increasing its demand response megawatts under management by approximately 800 megawatts to over 4,350 megawatts as of March 31, 2010, representing the highest quarterly megawatt additions in Company history.

•                  Increasing the number of commercial, institutional, and industrial (C&I) customers in its demand response network to approximately 3,100 and sites to approximately 7,200 as of March 31, 2010, up from approximately 2,000 customers and approximately 4,800 sites as of March 31, 2009.

•                  Improving its operating leverage as evidenced by an increase in megawatts under management per full-time employee to approximately 10.2 as of March 31, 2010, up from 7.6 as of March 31, 2009.

•                  Debuting a new, integrated energy management application platform, as well as the latest release of that platform’s four on-demand applications — DemandSMART™, SiteSMART™, SupplySMART™, and CarbonSMART™ — to promote a unified brand identity and accelerate customer adoption.

•                  Announcing a three-year contract with Pacific Gas and Electric Company (PG&E) to deliver SiteSMART™, EnerNOC’s data-driven energy efficiency application to C&I customers in Northern and Central California.

•                  Signing a 25 megawatt contract expansion with the Ontario Power Authority (OPA). This is the Company’s second expansion in OPA and is the result of early success that EnerNOC has achieved in the OPA’s DR 3 demand response program.

•                  Expanding the Company’s addressable market by completing the acquisition of SmallFoot and Zox, two affiliated Boulder, Colorado-based companies that develop innovative wireless demand control solutions for the small commercial customer segment.

•                  Appointing Dr. Susan F. Tierney as a director of the Company.

Company Update

Subsequent to the end of the first quarter of 2010, the Company:

•                  Won a three-year, $10 million opportunity to provide the Commonwealth of Massachusetts a comprehensive Enterprise Energy Management System (EEMS).  The initial phase includes deploying EnerNOC’s energy management applications at up to 470 state-owned facilities totaling over 17 million square feet and includes one of the largest carbon accounting Software-as-a-Service (SaaS) projects in the United States.

•                  Appointed Nick d’Arbeloff as its Vice President of Enterprise Energy Management, in charge of helping multi-site organizations — particularly state-level governments — realize the full potential of application-driven energy management.

•                  Expanded its secured revolving credit facility with Silicon Valley Bank from $35 million to $50 million.

Financial Outlook

The Company currently expects to deliver the following financial results for the quarter ending June 30, 2010 and the year ending December 31, 2010:

	Q2 2010	FY 2010
Revenue	$67-$70 million	$270-$282 million
GAAP Diluted EPS	($0.08) – $0.04	$0.30 – $0.38
Non-GAAP Diluted EPS	$0.06 – $0.18	$0.89 – $0.97

The above statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  The Company assumes no obligation to publicly update or revise its financial outlook.  Investors are reminded that actual results may differ from these estimates for the reasons described below and in the Company’s filings with the Securities and Exchange Commission.

Webcast Reminder

The Company will host a conference call today, May 5, 2010 at 5:00 p.m., Eastern Time, to discuss the Company’s first quarter 2010 operating results, as well as other forward-looking information about the Company’s business.  Domestic callers may access the earnings conference call by dialing 877-837-3911 (International callers, dial 973-796-5063).  Investors and other interested parties may also go to the Investor Relations section of EnerNOC’s website at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call.  Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software.  A replay of the conference call will be available on the Company’s website noted above or by phone (dial (800) 642-1687 and enter the pass code 68997948) until May 15, 2010.

About EnerNOC

EnerNOC unlocks the full value of energy management for our utility and commercial, institutional, and industrial (C&I) customers by reducing real-time demand for electricity, increasing energy efficiency, improving energy supply transparency in competitive markets, and mitigating emissions. We accomplish this by delivering world-class energy management applications including DemandSMART™, comprehensive demand response; SiteSMART™, data-driven energy efficiency; SupplySMART™, energy price and risk management; and CarbonSMART™, enterprise carbon management. Our Energy Network Operations Center (EnerNOC) supports these applications across thousands of C&I customer sites throughout the world. Using our C&I customers’ energy usage flexibility, we make capacity, energy, ancillary services, and carbon products available to grid operators and more than 100 utilities on demand as a cost-effective alternative to traditional power generation, transmission, and distribution. For more information visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, and the future growth and success of the Company’s clean and intelligent energy management applications and services, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, certain of the Company’s contracts and expansion of existing contracts may be subject to approval of state or local regulatory agencies.  There can be no assurance that such approvals will be obtained.  Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.  EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

EnerNOC continues to provide all information required in accordance with GAAP and also provides certain non-GAAP financial measures.  A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.  EnerNOC provides non-GAAP net income (loss) and non-GAAP net income (loss) per share data as additional information relating to EnerNOC’s operating results. EnerNOC presents these non-GAAP financial measures as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) or net income (loss) per share prepared in accordance with GAAP.

EnerNOC’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with FASB ASC Topic 718 and amortization expense related to acquisition-related assets, to evaluate its ongoing operations and for internal planning and forecasting purposes.

Accordingly, EnerNOC believes it is useful for its investors to review, as applicable, information that both includes and excludes stock-based compensation and amortization expense related to acquisition-related assets in order to assess the performance of EnerNOC’s business and for planning and forecasting in future periods.  Whenever EnerNOC reports non-GAAP financial measures, a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure will be made available.  Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

In EnerNOC’s earnings releases, conference calls, slide presentations or webcasts, it may use or discuss non-GAAP financial measures as defined by SEC Regulation G.  The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the EnerNOC corporate Web site at http://investor.enernoc.com.

Source: EnerNOC, Inc.

EnerNOC, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for share and per share data)

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2010	2009

Revenues	$28,121	$18,423
Cost of revenues	18,546	10,525
Gross profit	9,575	7,898

Operating expenses:
Selling and marketing	9,851	8,667
General and administrative	13,012	9,702
Research and development	2,057	1,537
Total operating expenses	24,920	19,906
Loss from operations	(15,345)	(12,008)
Interest and other income (expense), net	(22)	(345)
Loss before income tax	(15,367)	(12,353)
Benefit from (provision for) income tax	1,167	(181)
Net loss	$(14,200)	$(12,534)

Basic and diluted earnings per common share	$(0.59)	$(0.63)

Weighted average number of basic and diluted shares	24,051,114	19,993,981

EnerNOC, Inc.

Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$117,384	$119,739
Restricted cash, including non-current	7,874	7,874
Accounts receivable, net	16,211	17,421
Unbilled revenue	16,374	40,388
Deposits, including non-current	3,590	3,297
Prepaid expenses and other current assets	4,958	4,350
Property and equipment, net	33,706	31,344
Goodwill and intangible assets, net	32,287	29,628
Other assets	970	981
Total assets	$233,354	$255,022

Liabilities and Stockholders’ Equity
Accounts payable	$290	$55
Accrued capacity payments	27,540	40,534
Accrued payroll and related expenses	6,610	9,688
Accrued expenses and other current liabilities	3,348	3,706
Contingent consideration liability	3,133	1,455
Deferred revenue	3,973	3,319
Long-term debt, including current portion	64	73
Other liabilities	774	1,217
Stockholders’ equity	187,622	194,975
Total liabilities and stockholders’ equity	$233,354	$255,022

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2010	2009

Cash provided by (used in) operating activities	$3,122	$(5,326)
Cash used in investing activities	(6,978)	(1,040)
Cash provided by financing activities	1,506	53
Effects of exchange rate changes on cash	(5)	—
Net decrease in cash and cash equivalents	$(2,355)	$(6,313)

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation and amortization expense related to acquisition-related assets. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•                  The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses and amortization expense related to acquisition-related assets provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company’s operating results and underlying operational trends.

•                  Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  The Company does not acquire intangible assets on a predictable cycle. The Company’s intangible assets relate solely to business acquisitions.  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and loss per share) and should not be considered measures of the Company’s liquidity.

EnerNOC, Inc.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009

GAAP Net loss	$(14,200)	$(12,534)
ADD: Stock-based compensation	4,346	2,819
ADD: Amortization expense of acquired intangible assets	388	169
LESS: Income tax effect of Non-GAAP adjustments (1)	(360)	—
Non-GAAP Net loss	$(9,826)	$(9,546)

GAAP Net loss per basic and diluted share	$(0.59)	$(0.63)
ADD: Stock-based compensation	0.18	0.14
ADD: Amortization expense of acquired intangible assets	0.01	0.01
LESS: Income tax effect of Non-GAAP adjustments	(0.01)	—
Non-GAAP Net loss per basic and diluted share	$(0.41)	$(0.48)

Weighted average number of basic and diluted shares	24,051,114	19,993,981

(1) Represents the reduction in the income tax benefit recorded for the three months ended March 31, 2010 based on the Company’s effective tax rate for the three months ended March 31, 2010